UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 12, 2022

Date of Report (date of earliest event reported)

Parabellum Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-40845	86-2219674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Blvd.,Suite 2125

Dallas, TX 75219

(Address of principal executive offices)

(972) 591-8349

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and three-quarters of one redeemable warrant	PRBM.U	The New York Stock Exchange
Shares of Class A common stock, $0.0001 par value	PRBM	The New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PRBM.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed on November 14, 2022, Parabellum Acquisition Corp. (“Parabellum”) filed an investor presentation in connection with its announcement of the Business Combination Agreement, dated November 13, 2022, by and among Parabellum, EnOcean GmbH (“EnOcean”), EnOcean Holdings, B.V., and Artemis Merger Sub, Inc. (the agreement, the “Business Combination Agreement”).

Filed as Exhibit 99.1 hereto is a revised version of the investor presentation that Parabellum and EnOcean have prepared for use in connection with the Business Combination Agreement. This revised investor presentation amends the investor presentation, filed as Exhibit 99.1 to the Form 8-K filed by Parabellum on November 14, 2022, to provide financial information for EnOcean.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Investor Presentation, dated December 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2022	PARABELLUM ACQUISITION CORP.

	By:	/s/ Narbeh Derhacobian
	Name:	Narbeh Derhacobian
	Title:	Chief Executive Officer and Chairman